Report of
Independent Auditors


To the Shareholders and Board of
Trustees of
Mitchell Hutchins Portfolios

In planning and performing our audit
of the financial statements of the
Mitchell Hutchins Portfolios
(comprising, respectively, the
Mitchell Hutchins Aggressive
Portfolio, Mitchell Hutchins
Moderate
Portfolio and Mitchell Hutchins
Conservative Portfolio) for the year
ended May 31, 1999, we considered
its internal control, including
control activities for safeguarding
securities, in order to determine
our
auditing procedures for the purpose
of expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
and not to provide assurance on the
internal control.

The management of the Mitchell
Hutchins Portfolios is responsible
for establishing and maintaining
internal control.  In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls.
Generally, controls that are
relevant to an
audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are
fairly presented in conformity with
generally accepted accounting
principles.  Those controls include
the safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or fraud
may occur and not be detected.
Also,
projection of any evaluation of
internal control to future periods
is subject to the risk that it may
become
inadequate because of changes in
conditions or that the effectiveness
of the design and operation may
deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that
might be material weaknesses under
standards established by the
American Institute of Certified
Public
Accountants.  A material weakness is
a condition in which the design or
operation of one or more of the
specific internal control components
does not reduce to a relatively low
level the risk that errors or fraud
in amounts that would be material in
relation to the financial statements
being audited may occur and
not be detected within a timely
period by employees in the normal
course of performing their assigned
functions.  However, we noted no
matters involving internal control
and its operation, including
controls
for safeguarding securities, that we
consider to be material weaknesses
as defined above at May 31,
1999.

This report is intended solely for
the information and use of the
shareholders, Board of Trustees and
management of the Mitchell Hutchins
Portfolios and the Securities and
Exchange Commission and is
not intended to be and should not be
used by anyone other than these
specified parties.




ERNST & YOUNG LLP

July 16, 1999